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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Amended and Restated 1988 Stock Option Plan and the 1992 Director Option Plan of Superconductor Technologies Inc. of our report dated February 18, 1998 appearing on page 26 of the Annual Report on Form 10-K of Superconductor Technologies Inc. for the year ended December 31, 1997.






PRICE WATERHOUSE LLP

Los Angeles, California
April 7, 1998